EXHIBIT 99.1

At NationsHealth:

Timothy Fairbanks, CFO 954-903-5018

NATIONSHEALTH RECEIVES STAFF DETERMINATION LETTER FROM NASDAQ

-NationsHealth, Inc. Intends to Initiate Appeal Process-

Sunrise, FL – April 4, 2008 – NationsHealth, Inc. (Nasdaq: NHRX) (the “Company”) announced today that on April 1, 2008, it received a Staff Determination Letter from the Nasdaq Listing Qualifications Department stating that the Company had not gained compliance with the requirements of Nasdaq Marketplace Rule 4310(c)(4) (the “Rule”), and that its securities are therefore subject to delisting from The Nasdaq Capital Market.

As previously disclosed, on October 2, 2007, the Company was advised by the Nasdaq Listing Qualifications Department that the Company was not in compliance with the Rule because for at least 30 consecutive business days prior to October 2, 2007, the closing bid price of the Company’s common stock was below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market and that the Company was provided 180 calendar days, or until March 31, 2008, to regain compliance with the Rule. The Company plans to timely request a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Nasdaq staff’s determination. The hearing request will stay the delisting action, and as a result, the Company’s securities will remain listed on the Nasdaq Capital Market until the Panel issues its decision following the hearing. There can be no assurance that the Panel will grant the Company’s request for continued listing on the Nasdaq Capital Market.

About NationsHealth, Inc.

NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes supplies and insulin pumps, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and patient service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information, please visit http://www.nationshealth.com.

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives and new product and market opportunities, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the fact that despite the compliance periods and the appeals process, NationsHealth’s common stock may still be delisted from The Nasdaq Capital Market; whether our appeal to the Nasdaq Listing Qualifications Panel will be granted; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2007, and NationsHealth’s other reports it has filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

###